EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "Agreement"), dated as of April 1, 1999, is made and entered into by and between AMERICAN MEDICAL CENTERS MANAGEMENT COMPANY, LTD. ("AMCMC"), an international business company organized under the laws of the British Virgin Islands (AMCMC shall also be referred to from time to time herein as the "Employer"), and George D. Rountree, an individual residing at Siraci Sok, Istanbul Turkey (the "Executive").

         WHEREAS, the Employer desires to employ the Executive, and the Executive desires to accept such employment, in the capacity and on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

         1. EMPLOYMENT. The Employer shall employ the Executive, and the Executive hereby accepts such employment as the Chief Executive Officer of AMCMC. In addition, the Employer shall serve, effective April 1, 1999, as the President and Chief Operating Officer of AMCMC's parent, First Medical Group, Inc., a Delaware corporation ("FMG"). Except as otherwise provided in Section 7, the Executive is employed with the Employer and FMG "at will," which means that, subject to said Section 7, the Employer or FMG is free to terminate the Executive's employment with cause and the Executive is free to resign from the Employer or FMG at any time, in each case with written notice as provided in
Section 7 hereof.

         2. TERM OF EMPLOYMENT AND RENEWALS. The Executive's employment hereunder shall become effective as of April 15, 1999 (the "Effective Date"), and shall continue until the three (3) year anniversary of the Effective Date (the "Term"), subject to the provisions for earlier termination provided in
Section  7  herein.  Notwithstanding  the  foregoing,  effective  on  the  third anniversary of the Effective Date (and each anniversary of such date thereafter), the term of this Agreement as then in effect shall be automatically extended for an additional one (1) year unless, at least three (3) months prior to such date, the Employer or the Executive shall give written notice to the other party that it or he, as the case may be, in its or his sole discretion, does not wish to so extend the term of this Agreement.

         3. DUTIES OF THE EXECUTIVE. During the Term, the Executive shall have all duties and responsibilities customarily associated with the positions of Chief Executive Officer of AMCMC and President and Chief Operating Officer of FMG, subject to the other sections of this Agreement. The Executive will work in an executive capacity and will report to the Board of Directors of AMCMC and FMG, respectively, (collectively the "Boards") and/or to any other individual member or members of the Boards designated from time to time by such Boards. The Executive will assist the Boards in charting the strategic goals of AMCMC and FMG. The Executive shall be vested with such powers as the Boards may assign to him from time to time. The Executive agrees that he shall at all times, during business hours, faithfully, industriously, and to the best of his ability, experience and talents, perform all duties as may be lawfully, reasonably and ethically assigned to him from time to time by the Boards under this Agreement, including by illustration and not limitation, being Chief Executive Officer of all FMG operations in Europe and Middle Asia and being Chief Operating Officer of FMG.

         Furthermore, the Executive agrees that he shall at all time observe all rules and policies as the Employer or FMG may from time to time reasonably establish. The Executive shall devote substantially all of his business time and attention to the business affairs of AMCMC and FMG and shall use his reasonable best efforts to perform such duties and responsibilities faithfully and efficiently. The Executive shall travel as the Employer or FMG reasonably may require; provided, however, that, in general, the Executive will perform his services hereunder in the Employer's offices in Istanbul, Turkey.

         4. COMPENSATION. The Employer shall compensate the Executive as follows:

         (A) COMPENSATION. For the duration of this Agreement, the Employer shall pay to the Executive a base salary ("Base Compensation") of $175,000 per year. In 1999, Base Compensation shall be payable (I) during the period April 15,1999 through June 30, 1999, at the rate of $4,000 per month (prorated for any portion of a calendar month) and (ii) for the period July 1, 1999 through December 31, 1999, at the rate of $14,583.33 per calendar month. Thereafter, the Base Compensation shall be payable in equal amounts each month on an annualized basis in accordance with the Employer's customary practices for its employees.

         (B) START-UP BONUS. The Executive shall be entitled to a start-up bonus not to exceed $100,000. The first $10,000 shall be payable to the Executive on April 15, 1999. Payment of the remaining $90,000 to the Executive shall be contingent on the Executive's continued employment with the Employer and there existing no event of Cause (as defined in Section 7 below) for the removal of the Executive. Subject to the foregoing, the remaining $90,000 shall be payable as follows: $40,000 payable on July 1, 1999 and $25,000 payable on October 1, 1999 and $25,000 payable on January 1, 2000.




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





         (C) STOCK OPTIONS. Promptly after the Effective Date, the Executive will be granted 25,000 options for the purchase of FMG Common Stock with the opportunity to earn (and/or purchase) more as the company expands and increases it financial position. These stock options shall be granted to the Executive in lieu of paying matching funds for a retirement/pension plan of the Employer or FMG.

         5. EXECUTIVE BENEFITS. The Executive shall receive the following benefits:

         (A) IN GENERAL. During the Term, the Executive shall be eligible to receive such perquisites and to participate in such employee benefit plans that the Employer or FMG may provide to the Executive, including but not limited to, the Employer's life, short-term and long-term disability, health and dental insurance plans; subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determinations of any person or committee administering such plan or program.

         (B) BUSINESS EXPENSES. The Executive is authorized to incur reasonable expenses in order to promote the business of the Employer or FMG, including, without limitation, for travel, lodging and entertainment. The Executive shall maintain adequate records of such expenses (to the extent in excess of $75.00). The Employer or FMG shall reimburse the Executive, upon presentation by the Executive of an itemized account of such expenditures, to the extent consistent with the Employer's or FMG's policies. The Executive will repay to the Employer or FMG the amount of any expenses, if any, for which he has been reimbursed, which are personal in nature and not for business purposes.

         (C) PAID HOLIDAYS AND VACATION. The Executive shall be entitled to take paid holidays as specified by the Employer from time to time for all of the Employer's employees and twenty (20) working days of vacation time during which time the Executive's Base Compensation shall be paid to him. The Executive shall determine his vacation periods consistent with the Employer's needs.

         (D) AUTOMOBILE. To facilitate the performance of the Executive's responsibilities hereunder, the Employer shall, during the term of the Executive's employment, pay to employee $200.00 a month to be applied by the Executive toward the cost of operating, maintaining and garaging his automobile and other such related costs.




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





         (E) HOUSING. At an agreed time during the Term, the Executive shall be entitled to a housing allowance as may be mutually agreed to be applied to the cost of maintaining a domicile for the Executive.

         6.  EXECUTIVE'S COVENANTS.

         (A) NON-COMPETE. During the term of the Executive's employment, and for a period of one (1) year thereafter, the Executive shall not, either directly or indirectly, for his own account or as agent, servant or employee, or as a controlling shareholder, general partner, or director of any corporation, compete with the business of the Employer or FMG in the acquisition, organization, management and/or provision of medical or dental health care services ("Competitive Activity"). This covenant does not have a geographic restriction because the Executive, the Employer and FMG agree that due to the nature of the Employer's and FMG's business throughout Europe, the United States and Middle Asia, the location of any person engaging in a Competing Activity is irrelevant to the Executive's ability to injure the Employer or FMG through his association with such entity.

         (B) TRADE SECRETS. The Executive recognizes that the Employer and/or FMG have acquired and developed and will continue to acquire and develop confidential information and trade secrets which are and will continue to be of great and unique value to the Employer and/or FMG and which are now or will be used in the Employer's and/or FMG's business including, without limitation, information and data regarding the Employer's and/or FMG's pricing, products, vendors, customers, patients and employees, marketing strategies, and financial information (hereinafter singly or collectively referred to as "Trade Secrets"). The Trade Secrets heretofore and hereafter learned or received by the Executive shall be kept and maintained by him as confidential and in complete secrecy, and for the sole use and benefit of the Employer and/or FMG, as the case may be, and the Executive shall not disclose to any third party any of such Trade Secrets at any time during or after his employment hereunder; provided, however, that any such Trade Secrets may be disclosed by the Executive (a) if they cease to qualify as trade secrets under applicable law or have become known by the public, or (b) as required by law. The Executive will use all reasonable measures to prevent the unauthorized use or disclosure of Trade Secrets by others. These measures include strict compliance with all procedures developed by the Employer and/or FMG to protect such information.

         (C) OUTSIDE ACTIVITIES. The Executive shall use his best efforts to apprise and review with the Boards, within a reasonable time prior to dissemination, the text of any speech, professional paper, article or similar formal communication created by the Executive which relates to the Employer's and/or FMG's present or future




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




business, development or marketing endeavors. The Executive shall use his best efforts not to make public statements regarding issues of corporate policy or public policy inconsistent with positions of the Employer and/or FMG. The Boards will determine whether any Trade Secrets are contained in the communication, and will notify the Executive if the dissemination of the communication is prohibited under the terms of this Agreement.

         (D) OWNERSHIP OF TRADE SECRETS; RETURN OF MATERIALS. Trade Secrets, including those which are produced by the Employer and/or FMG, all materials embodying Trade Secrets, and all copies thereof, will remain the property of the Employer and/or FMG, as the case may be. At the termination of the Executive's employment with the Employer and/or FMG, or at the written request of the Employer and/or FMG, at any time, the Executive will immediately deliver to the Employer and/or FMG, as the case may be, all materials, and copies thereof, which are in the Executive's possession or control and which contain or are related in any way to any Trade Secrets.

         (E) NON-SOLICITATION. During the term of the Executive's employment, and for period of one (1) year thereafter, the Executive will not, directly or indirectly, solicit or contact any employee of the Employer and/or FMG who remains employed by the Employer and/or FMG, as the case may be, at the time of the Executive's termination of employment with the Employer (or any employee of the Employer at an equivalent level of seniority who is employed at the time of the Executive's termination of employment with the Employer) with a view to inducing or encouraging such employee to leave the employ of the Employer or FMG for the purpose of being hired by the Executive, an employer affiliated with the Executive or any person engaged in a Competitive Activity.

         (F) PRE-EXISTING OBLIGATIONS. The Executive hereby represents that the Executive is not bound by any prior agreements or obligations that would restrict in any way the Executive's entitlement to enter into this Agreement with the Employer and/or FMG. The Executive represents that the Executive has disclosed to the Employer and FMG the existence and contents of all covenants not to compete that the Executive has entered into with any other entity. The Executive's continuing active role as Advisor to the American Hospital of Istanbul and as a member of the American Hospital Executive Committee of the Vehbi Koc Foundation has been fully disclosed to the Employer and to FMG and it is agreed by Employer and FMG that these activities are complementary and not competing with the functions and activities of FMG and the Employer.

         (G) ASSIGNMENT OF PROPRIETARY RIGHTS. The Executive agrees that any and all proprietary rights and intellectual property, including without limitation, trade




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




names, trademarks, service marks and brand names, conceived, discovered or created by him during the Term, directly or indirectly related to any business or activity in which the Executive is engaged at the time of such conception, discovery or creation, shall belong to the Employer and/or FMG, as the case may be. The Executive shall, upon request while employed or after termination of his employment, without cost to himself execute any and all copyright and trademark applications and/or assignments transferring any rights the Executive may have in such intellectual property to the Employer and/or FMG, as the case may be. At the Employer's expense, the Executive shall do all other things requested by the Employer to perfect the Employer's and/or FMG's right in all such proprietary rights and/or intellectual property.

         7. TERMINATION OF EMPLOYMENT. Termination of the Executive's employment may occur under any of the following circumstances:

         (A) Expiration of Term. The Executive's employment will terminate if the Term provided for under Section 2 expires upon the election of either party not to renew the term.

         (B) The Employer's or FMG's Termination of Employment. The Employer or FMG has the right to terminate the Executive's employment at any time, with Cause. In the case of termination of the Executive with Cause, the Employer or FMG, as the case may be, shall provide the Executive with sixty (60) days prior written notice. For all purposes under this Agreement, "Cause" shall mean:

                  (i) a material and willful breach by the Executive of his obligations under this Agreement, and, if such breach is capable of being cured, the failure of the Executive to cure such breach within ten (10) days of notice thereof from the Employer or FMG to the Executive;

                  (ii) a willful misconduct by the Executive with respect to the business or affairs of the Employer or FMG which has a material adverse effect on the Employer, FMG or their respective businesses;

                  (iii) the conviction of the Executive of, or a plea of "guilty" or "no contest" to, a felony or other crime involving moral turpitude; or

                  (iv) a material breach of any duty owed to the Employer or FMG, including the duty of loyalty and the provisions contained in
         Section 6 hereof.




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





         No act, or failure to act, by the Executive or the Employer shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was lawful and in the Employer's best interest.

         (C) THE EXECUTIVE'S TERMINATION OF EMPLOYMENT. The Executive has the right to terminate the Executive's employment with the Employer at any time, with or without cause. The Executive agrees to provide sixty (60) days' prior written notice of termination to the Employer. The Employer may in its sole discretion select any date prior to the end of such sixty (60) day notice period as the date the Executive's employment will terminate.

         (D) DEATH OR DISABILITY. The Executive's employment shall be deemed to have been terminated by the Executive upon the Executive's death or inability to perform the Executive's duties under this Agreement for more than fifteen (15) weeks, whether or not consecutive, in any twelve-month period. Termination will be effective upon the occurrence of such event.

         (E) ACCRUED COMPENSATION. Upon the effective date of the Executive's voluntary termination of employment or the termination by the Employer for cause of Executive's employment with the Employer (the "Termination Date"), the Executive will not be eligible for further compensation, benefits or perquisites under Sections 4 and 5 of this Agreement, other than those that have already accrued, such accrued compensation to be delivered to the Executive within ten
(10) business days of the Termination Date. Upon the effective date of termination of the Executive's employment for any other reason (the "Termination Date"), the Executive shall be eligible to receive severance pay in an amount not less than an amount equivalent to one (1) month's salary for every one (1) year of service, such lump sum to be paid to the Executive within ten (10) days of Termination Date.

         8. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its principles of conflicts of law or choice of law.

         9. NO ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. The Employer shall use its best efforts to assign this Agreement to, and to cause its assumption by, any successor to all or substantially all of the assets of the Employer. The Executive may not assign this Agreement, either voluntarily or involuntarily.




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





         10. CHANGES AND MODIFICATIONS. This Agreement cannot be changed or modified except in writing duly signed by the Executive and the Employer.

         11. NOTICES. Any and all notices and other communications provided for herein shall be given in writing and either mailed by certified mail, postage prepaid, return receipt requested, or by overnight delivery service, and shall be addressed:

                  (i) in the case of the Executive, to him at his above-stated address.

                  (ii) in the case of the  Employer,  to Stamford,  Connecticut,
         Attention: Dennis A. Sokol, with a copy thereof to Patton Boggs LLP, 2550 M Street, N.W., Washington, DC 20037, Attn: John H. Vogel, Esq.

         12. ENTIRE AGREEMENT. This Agreement contains the entire understanding and accord between the parties relating to the subject hereof.

         13. SEVERABILITY. If any provision of this Agreement or any portion of such provision, or the application thereof to any of the parties hereto, shall to any extent be held invalid or unenforceable, the remainder of this Agreement or the remainder of such provision and the application thereof to such party, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         14. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and all of which, together, will constitute one and the same instrument.

         16. CAPTIONS. The captions of the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.



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





         IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed and the Executive has signed and dated this Agreement.


                                             AMERICAN MEDICAL CENTERS
                                             MANAGEMENT COMPANY, LTD.

  Date:                                      By: /s/ Dennis A. Sokol
        ---------------                         ----------------------------
                                             Name:    Dennis A. Sokol
                                               Title: Chairman

  Date:                                          /s/ George D. Rountree
        ---------------                         ----------------------------
                                               George D. Rountree


      ACKNOWLEDGED and Accepted with respect solely to the provisions of sections 1, 2, 3, 4(C), 5, 6, 7 and 8 of the foregoing Agreement.


                                             FIRST MEDICAL GROUP, INC.

                                             By:  /s/ Dennis A. Sokol
                                                ----------------------------
                                             Name:    Dennis A. Sokol
                                               Title: Chairman


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